Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

The Hackett Group, Inc.

Miami, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-87749 and 333-32342) and Form S-8 (Nos. 333-69951, 333-90635, 333-39460, 333-64542, and 333-108640) of The Hackett Group, Inc. (formerly Answerthink, Inc. prior to January 1, 2008) of our reports dated March 10, 2011, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of The Hackett Group, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Miami, Florida

March 10, 2011